UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 10, 2015

Can-Cal Resources Ltd.
(Exact name of registrant as specified in its charter)

Nevada	0-26669	86-0865852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 Estelle Avenue, Toronto, Ontario	M2N 5H6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(703) 243-1849

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On September 10, 2015, Mr. Thompson MacDonald and Mr. Ronald Schinnour resigned as directors of Can-Cal Resources Inc. to pursue other interests.

Election of Director

On September 10, 2015, Mr. Richard R. Singleton, B.Arch., LEED, ICD.D of Calgary, Alberta was elected as an independent director by the Board of Directors. Mr. Singleton graduated from the University of Manitoba with a Bachelor of Architecture with an excellence recognition. He then went on to a professional architecture practice of 35 years, primarily focused in commercial and institutional building projects. His work includes leading the teams creating Bankers Hall, the Hyatt Hotel, Trimac Building, Husky Oil Building complex, several unique Famous Players theatre complexes in Edmonton, Calgary and Toronto, the CSIS Headquarters in Ottawa, the RCMP regional offices in Halifax, together with planning work in Ft. McMurray and other communities in Alberta.

Mr. Singleton has LEED and ICD.D certifications, has been a member of numerous Boards of Directors and has founded several scholarship/bursaries, including those given at the Banff Centre, Olds College and Mount Royal University.

Election of Chairman of the Board

On September 10, 2015, Mr. Jonathan Legg, ICD.D of Kelowna, British Columbia was elected Chairman of the Board of Directors of Can-Cal Resources Inc. by the Board of Directors.

Election of Committee Chairman

On September 10, 2015, Mr. Tim Nakaska, ICD.D of Calgary, Alberta was elected Chairman of the Audit Committee of Can-Cal Resources Inc. by the Board of Directors.

On September 10, 2015, Mr. Richard R. Singleton of Calgary, Alberta was elected Chairman of the Compensation Committee of Can-Cal Resources Inc. by the Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Can-Cal Resources Ltd.
(Registrant)

Date	September 11, 2015	By:	/s/ Jonathan Legg
(Signature)
			Name:	Jonathan Legg
			Title	Chairman of the Board of Directors/ Director

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